                                                                    EXHIBIT 99.2


                                                 CB Richard Ellis Services, Inc.
                                                          Corporate Headquarters
                                                        533 South Fremont Avenue
                                                      Los Angeles, CA 90071-1712
                                                                 T  213 613 3123
                                                                 F  213 613 3535
                                                          www.cbrichardellis.com

PRESS RELEASE


FOR IMMEDIATE RELEASE ---- October 2, 1998

For further information:       At the Financial Relations Board
Cary Brazeman                  Karen Taylor                         Stephanie Mishra
CB Richard Ellis               General Information                  Investor/Analyst Contact
(213) 613-3227                 (310) 442-0599                       (415) 986-1591

CB RICHARD ELLIS PURCHASES REMAINING AUSTRALIAN BUSINESS INTERESTS

Los Angeles, CA (October 2, 1998)

CB Richard Ellis (NYSE:CBG), the world leader in real estate services, announced today that it has purchased the remaining ownership interests in the Richard Ellis Australia and New Zealand businesses (Victoria, Queensland, Auckland and Wellington) that it did not already own. Terms of the acquisitions were not disclosed.

CB Richard Ellis (NYSE:CBG) is the world leader in real estate services. Based in Los Angeles with over 9,000 employees worldwide, the company serves real estate owners, investors and occupiers through over 200 principal offices in 29 countries. Services include property sales and leasing, property management, corporate advisory services and facilities management, mortgage banking, investment management, capital markets, appraisal/valuation and market research. CB Commercial and REI Limited, which merged in April 1998 to form CB Richard Ellis, had combined 1997 revenues of $848 million.

For more information on CB Richard Ellis Services, Inc. (via facsimile and at no cost), call 1-800-PRO-INFO and dial client code "CBG". If calling from outside the United States, please dial 1-732-544-2850.

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